Exhibit 99.1

SEVENTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

                This Seventh Amendment to Revolving Credit and Term Loan Agreement (this “Seventh Amendment”) is made and entered into as of the 23rd day of October, 2007, by and among Continental Materials Corporation, a Delaware corporation (“Borrower”), LaSalle Bank National Association, a national banking association, as administrative agent and as a lender (LaSalle in its capacity as administrative agent referred to in this Agreement as “Agent” and in its capacity as a lender as “LaSalle”) and Fifth Third Bank (Chicago), a Michigan banking corporation, as a lender (“Fifth Third”) (LaSalle and Fifth Third are each referred to individually in this Seventh Amendment as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

                WHEREAS, prior hereto, Lenders provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to (a) that certain Revolving Credit and Term Loan Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of May 29, 2004, that certain Second Amendment to Revolving Credit and Term Loan Agreement dated as of April 14, 2005, that certain Third Amendment to Revolving Credit and Term Loan Agreement dated as of June 28, 2005, that certain Fourth Amendment to Revolving Credit and term Loan Agreement dated as of June 8, 2006, that certain Fifth Amendment to Revolving Credit and term Loan Agreement dated as of March 28, 2007, and that certain Sixth Amendment to Revolving Credit and term Loan Agreement dated as of August 13, 2007, each by and among Lenders, Borrower and Agent (collectively, the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

                WHEREAS, Borrower desires Lenders to, among other things, (a) temporarily increase the total Commitment — Revolving Credit from $15,000,000 to 18,000,000, (b) waive the Event of Default arising from Borrower’s failure to satisfy the Fixed Charge Coverage Ratio as of September 29, 2007, and (c) waive the December 29, 2007 test date for the Fixed Charge Coverage Ratio (collectively, the “Additional Financial Accommodations”); and

                WHEREAS, Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Seventh Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

                NOW THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration are hereby acknowledged, the parties hereto hereby agree as set forth in this Seventh Amendment.

I.              Use of Defined Terms.

                                                A.                                   Except as expressly set forth in this Seventh Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement.

                                                B.                                     Amended Definition.  Effective as of the date of this Seventh Amendment, Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Commitment — Revolving Credit” and substituting therefor the following:

                                                                                                “Commitment — Revolving Credit” shall mean each such amount set forth below across from the name of each Lender:

                                                                                a.             From October 23, 2007 through January 15, 2008:

Lender	Amount
LaSalle	$10,800,000
Fifth Third	$7,200,000

                                                                                b.             From January 16, 2008 to the Termination Date:

Lender	Amount
LaSalle	$9,000,000
Fifth Third	$6,000,000

II.            Amendment to Credit Agreement.  Effective as of the date of this Seventh Amendment, Section 6.4(a) of the Credit Agreement is hereby amended by deleting Section 6.4(a) in its entirety and substituting therefor the following:

                “(a)         Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio determined as of March 31, 2008, and as of the end of each fiscal quarter thereafter, to be less than 1.1 to 1.0, in all instances for the period of the four fiscal quarters then ending.  For purposes of calculating the Fixed Charge Coverage Ratio from and after September 29, 2007, the initial $1,500,000 of capital expenditures incurred during the third and fourth quarter of 2007 in connection with Borrower’s acquisition of the property commonly known as 415 S. El Paso Street, Colorado Springs, Colorado 80903 (including capital expenditures incurred by a Subsidiary relating thereto), shall not be subtracted from EBITDA.  Borrower, Agent and Lender hereby agree to not test the Fixed Charge Coverage Ratio for the fiscal quarter ending December 29, 2007;”

III.           Conditions Precedent. Lenders’ obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Seventh Amendment:

                                                A.                                   Borrower executing and delivering, or causing to be executed and delivered to Agent and Lenders, the following documents, each of which shall be in form and substance acceptable to Agent and Lenders:

(i)                                     A fully executed original of a Company General Certificate executed and delivered by Borrower to Agent and Lenders;

(ii)                                  A fully executed original of a Revolving Credit Note for each Lender in a maximum aggregate principal amount of such Lender’s Pro-Rata Share of the Commitment — Revolving Credit;

(iii)                               A fully executed original Reaffirmation of Guaranties executed and delivered to Agent and Lenders by each of the Borrower’s Subsidiaries that executed the Subsidiary Guaranties; and

(iv)                              such other agreements, documents and instruments as Agent or Lenders may reasonably request;

                                                B.                                     No Event of Default or Unmatured Event of Default exists under the Credit Agreement, as amended by this Seventh Amendment, or the other Loan Documents, other than the “Existing Default” (hereinafter defined);

                                                C.                                     No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Agent prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Agent is likely to materially and adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lenders; and

                                                D.                                    There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Agent and Lenders.

IV.           Default Waiver.  Borrower hereby acknowledges and agrees that Borrower breached the Fixed Charge Coverage Ratio covenant contained in Section 6.4(a) of the Credit Agreement as of September 29, 2007 (the “Existing Default”).  Borrower hereby represents and warrants to the Agent and the Lenders that no Unmatured Event of Default or Event of Default exists as of the date of this Seventh Amendment, other than the Existing Default.  Lenders and the Agent hereby waive the Existing Default; provided that such waiver shall not be or be deemed to be a waiver of any other Events of Default, whether now existing or hereafter arising or occurring, including, without limitation, any other Events of Default arising under Section 6.4(a) of the Credit Agreement after the date hereof.

V.            Conflict.  If, and to the extent, the terms and provisions of this Seventh Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this Seventh Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Seventh Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this Seventh Amendment, shall remain in and have its intended full force and effect, and Lenders, Borrower and the Agent hereby affirm, confirm and ratify the same.

VI.           Severability.  Wherever possible, each provision of this Seventh Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Seventh Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Seventh Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VII.          Reaffirmation.  Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby.

VIII.        Fees, Costs and Expenses.

                                                A.                                   Contemporaneously herewith, Borrower shall pay to Lenders a fully-earned, non-refundable amendment and waiver fee in the amount of $25,000.00 ($15,000.00 to LaSalle and $10,000.00 to Fifth Third).

                                                B.                                     Borrower agrees to pay, upon demand, all fees, costs and expenses of Lenders and the Agent, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Seventh Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

IX.           Choice of Law.  This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

[signature page follows]

                IN WITNESS WHEREOF, Lenders, Borrower and Agent have caused this Seventh Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

CONTINENTAL MATERIALS CORPORATION,	LASALLE BANK NATIONAL ASSOCIATION,
a Delaware corporation	as Agent and a Lender

By:	By:
Joseph J. Sum, Vice President	Its:

FIFTH THIRD BANK (CHICAGO),
as a Lender

By:
Its: